Re: Union Capital, LLc. Vs Puget Technologies, Inc., et. al

From: Yanky Borenstein

To: hermann.burckhardt

Date: Wednesday, November 18, 2020, 08:20 AM MST

Agreed.

Thank you for the kind words. We went through some challenging time back then but I can now honestly say it's been a pleasure working with you as well!

I Wish you and Puget much success in the future and looking forward to seeing great progress in the near future!

Best!

Yanky

Yanky Borenstein
Union Capital LLC.

On Wed, Nov 18, 2020 at 10:07 AM Hermann Burckhardt
> wrote:
>
>
> Good Morning,
>
>
> With the last Conversion of the Second Note, Puget Technologies, Inc. has now paid in full any outstanding obligations to your company regarding the debt referenced on the subject line above. Please acknowledge this email by saying "agreed" so that we can continue expediting our pending Audit.
>
> It has been a pleasure working with you through these tough times and hope to retain my friendship with you for years to come.
>
>
> Best regards,
>
>
> Hermann Burckhardt
>
>